As filed with the Securities and Exchange Commission on December 21, 2011

Registration No. 333- 157567

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SEMPRA ENERGY

(Exact name of registrant as specified in its charter)

California	33-0732627
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 Ash Street

San Diego, California 92101-3017

(619) 696-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MOBILE GAS SERVICE CORPORATION EMPLOYEE SAVINGS PLAN

MOBILE GAS SERVICE CORPORATION BARGAINING UNIT EMPLOYEE SAVINGS PLAN

(Full title of the plan)

JAMES M. SPIRA, ESQ. Chief Corporate Counsel Sempra Energy 101 Ash Street San Diego, California 92101-3017 (619) 696-4373	Copy to: BARRY CLARKSON, ESQ. REGINA M. SCHLATTER, ESQ. Latham & Watkins LLP 12636 High Bluff Drive, Suite 400 San Diego, California 92130 (858) 523-5400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

This post-effective amendment, filed by Sempra Energy (the “Company”), deregisters (i) all of the 1,000,000 shares of the Company’s common stock, without par value (the “Common Stock”), that were initially registered and have not been sold or issued under, and (ii) the indeterminate amount of plan interests that had been registered for issuance under, the Mobile Gas Service Corporation Bargaining Unit Employee Savings Plan on the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 27, 2009 (File No. 333-157567) (the “Registration Statement”) and remaining unsold upon the termination of the sales of shares covered by the portion of the Registration Statement covering the Mobile Gas Service Corporation Bargaining Unit Employee Savings Plan.  The Mobile Gas Service Corporation Bargaining Unit Employee Savings Plan was merged with and into the Mobile Gas Service Corporation Employee Savings Plan.  This post-effective amendment does not deregister or otherwise affect in any way the 1,000,000 shares of Common Stock and the indeterminate amount of plan interests that had been registered under the Registration Statement for issuance under the Mobile Gas Service Corporation Employee Savings Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 20th day of December, 2011.

Sempra Energy, a California corporation

By:	/s/ Javade Chaudhri
Javade Chaudhri
Executive VP & General Counsel

SIGNATURES

Pursuant to the requirements of the Securities Act and Rule 478 thereunder, the trustee (or other persons who administer the Mobile Gas Service Corporation Employee Savings Plan and the Mobile Gas Service Corporation Bargaining Unit Employee Savings Plan) has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 20th day of December, 2011.

Mobile Gas Service Corporation
Employee Savings Plan

By:	/s/ G. Joyce Rowland
G. Joyce Rowland
Sr. Vice President – Human Resources

Mobile Gas Service Corporation
Bargaining Unit Employee Savings Plan

By:	/s/ G. Joyce Rowland
G. Joyce Rowland
Sr. Vice President – Human Resources